Exhibit 99.1

LYDALL ANNOUNCES FINANCIAL RESULTS

FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2011

MANCHESTER, CT – November 8, 2011 – LYDALL, INC. (NYSE: LDL) today announced financial results for the third quarter and nine months ended September 30, 2011.

Reported Results

Third Quarter (“Q3”) 2011 Highlights
•	Sales were $93.7 million, an increase of 21% from Q3 2010
•	SG&A at 13.5% of sales in Q3 2011 compared to 15.6% in Q3 2010
•	Operating income of $2.3 million compared to operating loss of $(0.3) million
•	EPS (diluted) from continuing operations $0.07 compared to $0.03 in Q3 2010 (Q3 2010 EPS included a tax benefit of $1.1 million, or $0.07 per share)
•	Cash, Restricted Cash and Short Term Investments total $35.0 million

Summary Financial Results
(thousands of US dollars, excluding EPS):

	Quarter ended September 30,
		Revised
	2011	2010	Change	% Change
Net sales	93,741	77,746	15,995	20.6%
Gross profit	14,512	11,401	3,111	27.3%
Gross margin	15.5%	14.7%
Operating income (loss)	2,272	(285)	2,557
Income (loss) from continuing ops before tax	2,184	(687)	2,871
Income tax expense (benefit)	1,053	(1,114)	2,167
Income from discontinued ops, net of tax	-	919	(919)
Net income	1,131	1,346	(215)

Diluted EPS: Continuing	$0.07	$0.03	$0.04
Discontinued	$-	$0.05	$(0.05)
Net Income	$0.07	$0.08	$(0.01)

Net sales increased from the third quarter of the prior year by 20.6%, primarily attributable to the Thermal/Acoustical segment, which increased by 33.5%.

The increase in gross profit was attributed to higher net sales and improvement in gross margin of the Thermal/Acoustical segment over the third quarter of 2010, partially offset by lower gross profit of the Performance Materials segment in the third quarter of 2011 compared to the same period of the prior year.

Operating income (“OI”) grew significantly from the third quarter of the prior year, due to the improved OI of the Thermal/Acoustical segment.  Compared to the third quarter of 2010, there were manufacturing cost improvements relating to the segment’s fiber parts product family in the third quarter of 2011.  Partially offsetting this increase was lower OI of the Performance Materials segment, driven by negative product sales mix, higher manufacturing costs associated with repair and maintenance expenses, and higher selling, product development and administrative expenses in the third quarter of 2011 compared to the same quarter of the prior year.  The Company’s overall sales mix was also unfavorable for the third quarter of 2011 compared to the third quarter of 2010, with net sales of the Thermal/Acoustical segment growing at a higher rate than net sales of the Performance Materials segment.

Liquidity

Other than capital leases, the Company had no significant debt and had cash, restricted cash, and short-term investments totaling $35.0 million at September 30, 2011.  Also at September 30, 2011, the Company had approximately $43.1 million available for borrowing under its domestic and foreign credit facilities.

Dale Barnhart, President and Chief Executive Officer, remarked, “The third quarter of 2011 continued to demonstrate strong sales and customer demand for Lydall products.  We have made good progress on manufacturing and process improvements in our fiber parts product family of the Thermal/Acoustical segment, and the metals parts product family has consistently performed well.  We incurred significant maintenance and certain one-time costs in the Performance Materials segment in the third quarter which contributed to disappointing period results.  But excluding the impact of the sale of the electrical papers product line in 2010, the segment still performed well on a year-to-date basis compared to prior year.  Although we are all concerned about the near-term impact of the world economic volatility, in the long run the Company is well-positioned to continue our transformation and to maximize shareholder returns.”

Revision of Prior Period Amounts

In preparing Lydall’s financial statements for the quarter ended September 30, 2011, the Company discovered and corrected certain prior period errors related to the accounting for U.S. income taxes associated with dividends from a foreign subsidiary.  The Company evaluated these errors and determined that they were immaterial to each of the reporting periods affected.  However, if the adjustments to correct the cumulative errors had been recorded in the quarter ended September 30, 2011, the Company believes the impact would have been material to 2011 results.  As a result, the Company revised in its third quarter SEC filing previously reported quarterly results for the first and second quarters of 2011 and the third and fourth quarters in 2010, as well as Lydall’s annual results for 2010, 2009 and 2008, for these income tax errors.  Correction of these errors reduced second quarter 2011 earnings per share by $0.04 per share and had no impact on earnings per share for the first quarter of 2011.  Tables reflecting the previously reported balances, required adjustments and revised amounts for all impacted periods are included in the accompanying financial information.

Conference Call

Lydall will host a conference call today at 11:00 a.m. ET to discuss results for its third quarter ended September 30, 2011 as well as general matters related to its businesses and markets.  The call may be accessed at (877) 303-3204 and will be webcast live on the Company's web site www.lydall.com under the Investor Relations' section.  A recording of the call will be available from 4:00 p.m. Eastern Time on November 8, 2011 through midnight on November 15, 2011 at (855) 859-2056 or (404) 537-3406, pass code 24392640.  Also, additional information including a presentation outlining key financial data supporting today’s conference call can be found on the Company’s website www.lydall.com under the Investor Relations’ section.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut.  The Company, with operations in the U.S., France, the Netherlands and Germany and offices in the U.S., Europe, and Asia, focuses on manufacturing specialty engineered products for the thermal/acoustical and filtration/separation markets.   is a registered trademark of Lydall, Inc. in the U.S. and other countries.  All product names are trademarks of Lydall, Inc. or Charter Medical, Ltd.

Cautionary Note Concerning Factors That May Affect Future Results

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements made in this press release other than statements of historical fact, are forward-looking statements. Forward-looking statements generally may be identified through the use of language such as “believes,” “expects,” “may,” “plans,” “projects,” “estimates,” “anticipates,” “targets,” “forecasts” and other words of similar meaning in connection with the discussion of future operating or financial performance.  The Company believes that all forward-looking statements included in this press release are based on reasonable assumptions, however, all such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements.  Stockholders are referred to Lydall's 2010 Annual Report on Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations – Cautionary Note Concerning Factors That May Affect Future Results" and “Risk Factors,” which outline certain risks and uncertainties regarding the Company's forward-looking statements.  Such risks and uncertainties include, among others, worldwide economic cycles that affect the markets in which the businesses serve could affect demand for the Company’s products and impact the Company’s profitability.  Among other factors, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, swings in consumer confidence and spending, unstable economic growth, fluctuations in unemployment rates, and increases in fuel prices could cause economic instability and could have a negative impact on the Company’s results of operations and financial condition.  Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.  For further details on these risks and other pertinent information on Lydall, copies of the Company's Forms 10-K, 10-Q and 8-K are available on Lydall's web site, www.lydall.com.  Information may also be obtained from the Company Contact:  Erika G. Turner, Vice President, CFO and Treasurer, One Colonial Road, Manchester, CT 06042; Telephone 860-646-1233, email:  investor@lydall.com.

Lydall, Inc. News Release	November 8, 2011

Summary of Operations
In thousands except per share data
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	Revised 2010	Revised 2011	Revised 2010

Net sales	$93,741	$77,746	$294,245	$226,259
Cost of sales	79,229	66,345	243,671	187,030
Gross profit	14,512	11,401	50,574	39,229

Selling, product development and administrative expenses	12,644	12,090	39,991	39,672
Gain on sale of product line, net	(404)	(404)	(1,214)	(2,137)
Operating income (loss)	2,272	(285)	11,797	1,694

Interest expense	103	209	786	638
Other (income) expense, net	(15)	193	13	45
Income (loss) from continuing operations before income taxes	2,184	(687)	10,998	1,011

Income tax expense (benefit)	1,053	(1,114)	4,619	(638)
Income from continuing operations	1,131	427	6,379	1,649
Income from discontinued operations, net of tax	-	919	4,732	1,309
Net income	$1,131	$1,346	$11,111	$2,958

Basic earnings per share:
Continuing operations	$0.07	$0.03	$0.38	$0.10
Discontinued operations	$-	$0.06	$0.28	$0.08
Net Income	$0.07	$0.08	$0.66	$0.18

Diluted earnings per share:
Continuing operations	$0.07	$0.03	$0.38	$0.10
Discontinued operations	$-	$0.05	$0.28	$0.08
Net Income	$0.07	$0.08	$0.66	$0.18

Weighted average common shares outstanding	16,757	16,682	16,744	16,664
Weighted average common shares and equivalents outstanding	16,932	16,731	16,893	16,701

Summary of Segment Information and Other Products
and Services
In thousands
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net Sales

Performance Materials Segment	$33,999	$32,264	$106,360	$90,802
Thermal/Acoustical Segment	56,423	42,264	178,355	125,054
Other Products and Services:
Life Sciences Vital Fluids	3,788	3,673	10,959	11,653
Reconciling Items	(469)	(455)	(1,429)	(1,250)
Consolidated Totals	$93,741	$77,746	$294,245	$226,259

Operating Income

Performance Materials Segment	$2,843	$6,013	$15,233	$13,978
Thermal/Acoustical Segment	2,742	(3,167)	7,516	(1,779)
Other Products and Services:
Life Sciences Vital Fluids	(174)	(285)	(753)	32
Corporate Office Expenses	(3,139)	(2,846)	(10,199)	(10,537)
Consolidated Totals	$2,272	$(285)	$11,797	$1,694

Lydall, Inc. News Release

Financial Position

		Revised
In thousands except ratio data	September 30, 2011	December 31, 2010
(Unaudited)
Cash and cash equivalents	$22,107	$24,988
Working capital	$84,166	$61,893
Total debt	$3,835	$4,888
Stockholders' equity	$166,711	$154,145
Total capitalization	$170,546	$159,033
Current ratio	2.6	2.2
Total debt to total capitalization	2.2%	3.1%

Cash Flows
In thousands
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net cash (used for) provided by operating activities	$(3,693)	$(2,511)	$2,074	$(1,336)
Net cash used for investing activities	$(11,048)	$(3,233)	$(4,032)	$(2,420)
Net cash used for financing activities	$(333)	$(314)	$(999)	$(876)
Depreciation and amortization	$3,669	$3,433	$11,541	$10,749
Capital expenditures	$(2,607)	$(3,233)	$(5,945)	$(7,493)

Common Stock Data
Quarter Ended September 30,

	2011	2010

High	$12.50	$8.21
Low	$7.51	$6.51
Close	$8.90	$7.36

During the third quarter of 2011, 4,643,789 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Lydall, Inc. News Release
Revision of Prior Period Amounts

Consolidated Balance Sheet - December 31, 2009

in thousands	As Previously Reported	Adjustments	Revised

Taxes receivable	$4,651	$(1,269)	$3,382
Total current assets	$99,987	$(1,269)	$98,718
Total assets	$224,352	$(1,269)	$223,083

Deferred tax liabilities	$6,357	$(59)	$6,298

Retained earnings	$169,083	$(1,210)	$167,873
Total stockholders' equity	$156,389	$(1,210)	$155,179
Total liabilities and stockholders' equity	$224,352	$(1,269)	$223,083

Consolidated Balance Sheet - December 31, 2010

in thousands	As Previously Reported	Adjustments	Revised

Taxes receivable	$1,867	$(1,150)	$717
Total current assets	$116,031	$(1,150)	$114,881
Total assets	$231,888	$(1,150)	$230,738

Accrued taxes	$3,113	$317	$3,430
Total current liabilities	$52,671	$317	$52,988

Deferred tax liabilities	$5,360	$(157)	$5,203

Retained earnings	$171,822	$(1,310)	$170,512
Total stockholders' equity	$155,455	$(1,310)	$154,145
Total liabilities and stockholders' equity	$231,888	$(1,150)	$230,738

Consolidated Balance Sheet - June 30, 2011

in thousands (Unaudited)	As Previously Reported	Adjustments	Revised

Accrued taxes	$4,389	$1,501	$5,890
Total current liabilities	$54,332	$1,501	$55,833

Deferred tax liabilities	$7,618	$499	$8,117

Retained earnings	$182,492	$(2,000)	$180,492
Total stockholders' equity	$172,979	$(2,000)	$170,979

Consolidated Statement of Operations - Year Ended December 31, 2008**

in thousands, except per share data	As Previously Reported**	Adjustments	Revised**

Income tax (benefit) expense from continuing operations	$(3,888)	$336	$(3,552)
Loss from continuing operations	$(6,031)	$(336)	$(6,367)
Net loss	$(4,979)	$(336)	$(5,315)

Basic loss per share:
Continuing operations	$(0.37)		$(0.39)
Net loss	$(0.30)		$(0.32)
Diluted loss per share:
Continuing operations	$(0.37)		$(0.39)
Net loss	$(0.30)		$(0.32)
Weighted average number of common shares outstanding:
Basic	16,458		16,458
Diluted	16,458		16,458

**	As previously reported year ended December 31, 2008 discontinued operations represents the sale of Lydall's wholly owned subsidiary, Lydall Transport, Ltd.

Lydall, Inc. News Release
Revision of Prior Period Amounts (continued)

Consolidated Statement of Operations - Year Ended December 31, 2009

in thousands, except per share data	As Previously Reported	Adjustments	Revised

Income tax (benefit) expense	$(3,789)	$243	$(3,546)
Net loss	$(14,572)	$(243)	$(14,815)

Basic loss per share	$(0.88)		$(0.89)
Diluted loss per share	$(0.88)		$(0.89)
Weighted average number of common shares outstanding:
Basic	16,567		16,567
Diluted	16,567		16,567

Consolidated Statement of Operations - Quarter Ended September 30, 2010*

in thousands, except per share data (Unaudited)	As Previously Reported*	Adjustments	Revised*

Income tax (benefit) expense	$(1,284)	$170	$(1,114)
Income (loss) from continuing operations	$597	$(170)	$427
Net income (loss)	$1,516	$(170)	$1,346

Basic earnings per share:
Continuing operations	$0.04		$0.03
Net income	$0.09		$0.08
Diluted earnings per share:
Continuing operations	$0.04		$0.03
Net income	$0.09		$0.08
Weighted average number of common shares outstanding:
Basic	16,682		16,682
Diluted	16,731		16,731

*	As previously reported quarter ended September 30, 2010 has been retroactively restated to reflect Affinity as a discontinued operation.

Consolidated Statement of Operations - Quarter Ended December 31, 2010

in thousands, except per share data (Unaudited)	As Previously Reported	Adjustments	Revised

Income tax expense (benefit)	$2,319	$(70)	$2,249
Net (loss) income	$(389)	$70	$(319)

Basic loss per share	$(0.02)		$(0.02)
Diluted loss per share	$(0.02)		$(0.02)
Weighted average number of common shares outstanding:
Basic	16,695		16,695
Diluted	16,695		16,695

Consolidated Statement of Operations - Year Ended December 31, 2010

in thousands, except per share data	As Previously Reported	Adjustments	Revised

Income tax expense	$1,187	$100	$1,287
Net income (loss)	$2,739	$(100)	$2,639

Basic earnings per share	$0.16		$0.16
Diluted earnings per share	$0.16		$0.16
Weighted average number of common shares outstanding:
Basic	16,672		16,672
Diluted	16,788		16,788

Lydall, Inc. News Release
Revision of Prior Period Amounts (continued)

Consolidated Statement of Operations - Quarter Ended March 31, 2011

in thousands, except per share data (Unaudited)	As Previously Reported	Adjustments	Revised

Income tax expense	$1,729	$63	$1,792
Net income (loss)	$2,943	$(63)	$2,880
Basic earnings per share	$0.18		$0.17
Diluted earnings per share	$0.17		$0.17
Weighted average number of common shares outstanding:
Basic	16,735		16,735
Diluted	16,838		16,838

Consolidated Statement of Operations - Quarter Ended June 30, 2011

in thousands, except per share data (Unaudited)	As Previously Reported	Adjustments	Revised

Income tax expense	$1,284	$627	$1,911
Income (loss) from continuing operations	$3,243	$(627)	$2,616
Net income (loss)	$7,727	$(627)	$7,100

Basic earnings per share:
Continuing operations	$0.19		$0.16
Net income	$0.46		$0.42
Diluted earnings per share:
Continuing operations	$0.19		$0.15
Net income	$0.46		$0.42
Weighted average number of common shares outstanding:
Basic	16,741		16,741
Diluted	16,909		16,909